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                                                                   EXHIBIT 10(j)



                               SEVERANCE AGREEMENT



         THIS SEVERANCE AGREEMENT, dated the 4th day of March, 1998 (the "Agreement") by and between DEAN FOODS COMPANY ("Dean") and RICHARD E. BAILEY ("Employee").

         WHEREAS, Dean has offered employment to Employee as President and Chief Operating Officer of Dean; and

         WHEREAS, Employee has accepted the offer of employment from Dean subject to the execution of a severance agreement; and

         WHEREAS, the parties desire to provide a severance agreement in the event of the termination of Employee's employment with Dean without cause;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, Dean and Employee agree as follows:

         In the event that, at any time during the first three (3) years of employment, Dean terminates Employee's employment with Dean for any reason other than for cause, Dean will pay Employee severance in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), payable within thirty (30) days after termination.

         Any severance paid to Employee at any time after completion of the third year of employment will be at the discretion of Dean.

         For purposes of this Agreement "for cause" shall mean:

         1. Employee dies or becomes incapacitated due to physical or mental illness so as to be unable to perform his duties as President and Chief Operating Officer for a period exceeding sixty (60) days;

         2. Employee refuses or willfully fails to substantially perform the duties and responsibilities assigned to him as President and Chief Operating Officer; or

         3. Employee engages in any act of fraud, dishonesty, or other intentional or willful misconduct, including, but not limited to, violation of the Dean Code of Conduct.



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         Termination of this Agreement by Dean for cause shall require a determination by the Chief Executive Officer that, in such Chief Executive Officer's good faith opinion, Employee was guilty of any of the conduct set forth in the foregoing provisions of this paragraph and specifying the specific examples of such conduct.

         This Agreement shall be governed by the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                    DEAN FOODS COMPANY


______________________________      By:  ___________________________
RICHARD E. BAILEY


                                    Title:  __________________________

















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